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Exhibit 11.1


CONTINENTAL HEALTH AFFILIATES, INC.
Calculation of Loss Per Share (Dollars in thousands)
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                                                       Year ended June 30, 1995

Primary Loss Per Share:
Net loss applicable to common shareholders                                                                              $      (597)
                                                                                                                        ===========
Adjustment of shares outstanding:
       Weighted average number of shares outstanding                                                                      7,826,309
       Average net additional equivalent shares issuable                                                                       --
                                                                                                                        -----------

       Weighted average number of common and common equivalent shares                                                     7,826,309
                                                                                                                        ===========


Loss per share                                                                                                          $      (.08)
                                                                                                                        ===========

The above does not give effect to the assumed conversion of the 6% SFr convertible bonds since the effect is antidilutive as shown below:

       Net loss applicable to common shareholders                                                                       $      (597)
       Add after tax effect of eliminating interest expense
          applicable to 6% SFr convertible bonds                                                                                 78
                                                                                                                        -----------


       Net loss as adjusted                                                                                             $      (519)
                                                                                                                        ===========


       Weighted average number of common and common
         equivalent shares                                                                                                7,877,866
       Additional weighted average shares from assuming
         conversion of 6% SFr convertible bonds                                                                              65,540
                                                                                                                        -----------

       Weighted average number of common and common
         equivalent shares, as adjusted                                                                                   7,943,406
                                                                                                                        ===========
Loss per share                                                                                                          $      (.07)
                                                                                                                        ===========



Fully Diluted Earnings Per Share:

Net loss applicable to common shareholders                                                                              $      (597)
                                                                                                                        ===========

Weighted average number of shares outstanding                                                                             7,826,309

Add:   Weighted average number of shares which could have been issued upon
       exercise of outstanding options                                                                                       51,557
                                                                                                                        -----------

Weighted average number of shares used to compute fully diluted earnings per share                                        7,877,866
                                                                                                                        ===========

Fully diluted loss per share                                                                                            $      (.08)
                                                                                                                        ===========

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